Exhibit 99.1
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Second Quarter 2012
Earnings Release
and Supplemental Information

[PHOTOGRAPH OF NJ1 DATA CENTER FACILITY]

NJ1 Data Center
Piscataway, NJ

DuPont Fabros Technology, Inc. 1212 New York Avenue, NW Suite 900 Washington, D.C. 20005 (202) 728-0044 www.dft.com NYSE: DFT	Investor Relations Contacts: Mr. Mark L. Wetzel EVP, CFO & Treasurer mwetzel@dft.com (202) 728-0033	Mr. Christopher A. Warnke Manager, Investor Relations investorrelations@dft.com (202) 478-2330

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Second Quarter 2012 Results

Table of Contents
Earnings Release	1-4
Consolidated Statements of Operations	5
Reconciliations of Net Income to Funds From Operations and Adjusted Funds From Operations	6
Consolidated Balance Sheets	7
Consolidated Statements of Cash Flows	8
Operating Properties	9
Lease Expirations	10
Development Projects	11
Debt Summary and Debt Maturity	12
Selected Unsecured Debt Metrics and Capital Structure	13
Common Share and Operating Partnership Unit Weighted Average Amounts Outstanding	14
2012 Guidance	15

Note: This press release supplement contains certain non-GAAP financial measures that management believes are helpful in understanding the company's business, as further discussed within this press release supplement. These financial measures, which include Funds From Operations, Adjusted Funds From Operations, Funds From Operations per share and Adjusted Funds From Operations per share, should not be considered as an alternative to net income, earnings per share or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity. Information included in this supplemental package is unaudited.

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NEWS

DUPONT FABROS TECHNOLOGY, INC. REPORTS SECOND QUARTER 2012 RESULTS
Revenues up 17%
2012 Guidance Mid-Point Increased

WASHINGTON, DC, -- July 25, 2012 - DuPont Fabros Technology, Inc. (NYSE: DFT) today reported results for the quarter ended June 30, 2012. All per share results are reported on a fully diluted basis.
Highlights

•	As of today, the company's stabilized operating portfolio is 96% leased, the non-stabilized portfolio is 59% leased and in the development portfolio, ACC6 Phase II is 67% pre-leased.

•	Second quarter 2012 activity not previously reported

▪	Signed one lease of 1.14 MW and 5,295 raised square feet

▪	Commenced two leases totaling 9.81 MW and 49,295 raised square feet.

•	Second quarter 2012 activity previously reported:

▪	Signed two leases and a pre-lease totaling 18.42 MW and 92,917 raised square feet.

▪	Commenced development of ACC6 Phase II which the Company expects to complete by the end of 2012.

Hossein Fateh, President and Chief Executive Officer, said “We are pleased with our performance to date this year. We remain focused on the lease-up of our available inventory and continue to see good demand for our wholesale locations. We remain on time and on budget to deliver our latest development, ACC6 Phase II which is 67% pre-leased, by the end of this calendar year.”

Second Quarter 2012 Results
For the quarter ended June 30, 2012, the company reported earnings of $0.11 per share compared to $0.20 per share for the second quarter of 2011. The decrease of $0.09 in earnings per share is primarily due to lower capitalized interest and higher preferred dividends. Revenues increased 17%, or $11.9 million, to $82.7 million for the second quarter of 2012 over the second quarter of 2011. The increase in revenues is primarily due to new leases commencing at our non-stabilized properties partially offset by one lease that expired on April 30, 2012.

Funds from Operations (“FFO”) for the quarter ended June 30, 2012 was $0.37 per share compared to $0.42 per share for the second quarter of 2011. The decrease of $0.05 per share is primarily due to:

•
Higher operating income, excluding depreciation, of $0.06 per share primarily due to new leases commencing of $0.10 per share, partially offset by unreimbursed property operating expenses, real estate taxes and insurance related to the properties that are not fully leased of $0.04 per share.

•	Higher fixed charges of $0.11 per share representing lower capitalized interest expense of $0.09 per share and additional preferred dividends of $0.02 per share.

Six Months Ended June 30, 2012 Results
For the six months ended June 30, 2012, the company reported earnings of $0.19 per share compared to $0.37 per share for the year ago period. The decrease of $0.18 in earnings per share is primarily due to lower capitalized interest and higher preferred dividends. Revenues increased 16%, or $21.8 million, to $161.0 million for the six months ended June 30, 2012 over the year ago period. The increase in revenues is primarily due to new leases commencing at our non-stabilized properties.

FFO for the six months ended June 30, 2012 was $0.72 per share compared to $0.80 per share for the year ago period. The decrease of $0.08 per share is primarily due to:

•
Higher operating income, excluding depreciation, of $0.11 per share primarily due to new leases commencing of $0.17 per share, partially offset by unreimbursed property operating expenses, real estate taxes and insurance of $0.06 per share.

•	Higher fixed charges of $0.19 per share representing lower capitalized interest expense of $0.15 per share and additional preferred dividends of $0.04 per share.

Portfolio Update
During the second quarter 2012, the company:

•	Signed three leases and a pre-lease totaling 19.56 MW and 98,212 raised square feet with an average lease term of 13.6 years.

▪
Two leases were at ACC6 Phase I totaling 9.75 MW and 48,984 raised square feet. One lease for 8.67 MW commenced in the second quarter of 2012 and the other 1.08 MW lease will commence in the third quarter of 2012.

▪	One lease was at SC1 totaling 1.14 MW and 5,295 raised square feet. This lease commenced in the second quarter of 2012.

▪	The pre-lease was at ACC6 Phase II totaling 8.67 MW and 43,933 raised square feet. This lease is scheduled to commence in equal parts in the first and third quarters of 2013.

•	Commenced development of ACC6 Phase II, which is 67% pre-leased. Completion is anticipated in late 2012.
Year-to-date, the company:

•	Signed seven leases totaling 24.39 MW and 121,597 raised square feet with an average lease term of 12.2 years.

•	Commenced ten leases totaling 26.34 MW and 139,755 raised square feet.

2012 Guidance
The company is increasing its 2012 FFO guidance range to $1.47 to $1.54 per share from $1.44 to $1.54 per share. The 2012 updated lower end of the guidance range assumes no additional leases commencing this year.

The company has established an FFO guidance range of $0.37 to $0.40 per share for the third quarter of 2012.

Second Quarter 2012 Conference Call and Webcast Information
The company will host a conference call to discuss these results on Thursday, July 26, 2012 at 10:00 a.m. ET. To access the live call, please visit the Investor Relations section of the company's website at www.dft.com or dial 1-800-860-2442 (domestic) or 1-412-858-4600 (international). A replay will be available for seven days by dialing 1-877-344-7529 (domestic) or 1-412-317-0088 (international) using passcode 10016168. The webcast will be archived on the company's website for one year at www.dft.com on the Presentations & Webcasts page.

Third Quarter 2012 Conference Call
DuPont Fabros Technology, Inc. expects to announce third quarter 2012 results on Wednesday, October 24, 2012 and to host a conference call to discuss those results at 10:00 a.m. ET on Thursday, October 25, 2012.

About DuPont Fabros Technology, Inc.
DuPont Fabros Technology, Inc. (NYSE: DFT) is a leading owner, developer, operator and manager of large multi-tenant wholesale data centers. The Company's facilities are designed to offer highly specialized, efficient, carrier-neutral and safe computing environments in a low-cost operating model. The Company's customers outsource their mission critical applications and include national and international enterprises across numerous industries, such as technology, Internet content providers, media, communications, cloud-based, healthcare and financial services.  The Company's ten data centers are located in four major U.S. markets, which total 2.4 million gross square feet and 205 megawatts of available critical load to power the servers and computing equipment of its customers. DuPont Fabros Technology, Inc., a real estate investment trust (REIT) is headquartered in Washington, DC.  For more information, please visit www.dft.com.

Forward-Looking Statements
Certain statements contained in this press release may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters described in these forward-looking statements include expectations regarding future events, results and trends and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the company's control. The company faces many risks that could cause its actual performance to differ materially from the results contemplated by its forward-looking statements, including, without limitation, the risk that its assumptions underlying its full year and third quarter 2012 FFO guidance are not realized, the risks related to the leasing of available space to third-party tenants, including delays in executing new leases and failure to negotiate leases on terms that will enable it to achieve its expected returns, the risk that the company may be unable to obtain new financing on favorable terms to facilitate, among other things, future development projects, the risks commonly associated with construction and development of new facilities (including delays and/or cost increases associated with the completion of new developments), risks relating to obtaining required permits and compliance with permitting, zoning, land-use and environmental requirements, the risk that the company will not declare and pay dividends as anticipated for 2012 and the risk that the company may not be able to maintain its qualification as a REIT for federal tax purposes. The periodic reports that the company files with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2011 and its quarterly report on Form 10-Q for the quarter ended March 31, 2012, contain detailed descriptions of these and many other risks to which the company is subject. These reports are available on our website at www.dft.com. Because of the risks described above and other unknown risks, the company's actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management's expectations and intentions only as of the date of this press release. The company assumes no responsibility to issue updates to the contents of this press release.

DUPONT FABROS TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Revenues:
Base rent	$55,773	$48,515	$108,943	$95,703
Recoveries from tenants	25,728	21,609	49,814	42,467
Other revenues	1,157	632	2,283	1,085
Total revenues	82,658	70,756	161,040	139,255
Expenses:
Property operating costs	23,473	18,746	45,836	36,846
Real estate taxes and insurance	2,413	1,523	4,584	3,179
Depreciation and amortization	22,484	18,113	44,354	36,204
General and administrative	4,505	3,884	9,741	8,682
Other expenses	744	319	1,412	517
Total expenses	53,619	42,585	105,927	85,428
Operating income	29,039	28,171	55,113	53,827
Interest income	45	192	79	403
Interest:
Expense incurred	(12,674)	(5,519)	(24,537)	(13,178)
Amortization of deferred financing costs	(916)	(522)	(1,803)	(1,146)
Net income	15,494	22,322	28,852	39,906
Net income attributable to redeemable noncontrolling interests – operating partnership	(2,006)	(4,296)	(3,576)	(7,768)
Net income attributable to controlling interests	13,488	18,026	25,276	32,138
Preferred stock dividends	(6,811)	(5,572)	(13,430)	(9,729)
Net income attributable to common shares	$6,677	$12,454	$11,846	$22,409
Earnings per share – basic:
Net income attributable to common shares	$0.11	$0.20	$0.19	$0.37
Weighted average common shares outstanding	62,897,982	60,533,755	62,733,265	60,373,069
Earnings per share – diluted:
Net income attributable to common shares	$0.11	$0.20	$0.19	$0.37
Weighted average common shares outstanding	63,749,724	61,577,461	63,648,912	61,480,769
Dividends declared per common share	$0.15	$0.12	$0.27	$0.24

DUPONT FABROS TECHNOLOGY, INC.
RECONCILIATIONS OF NET INCOME TO FFO AND AFFO (1)
(unaudited and in thousands except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Net income	$15,494	$22,322	$28,852	$39,906
Depreciation and amortization	22,484	18,113	44,354	36,204
Less: Non real estate depreciation and amortization	(260)	(199)	(534)	(402)
FFO	37,718	40,236	72,672	75,708
Preferred stock dividends	(6,811)	(5,572)	(13,430)	(9,729)
FFO attributable to common shares and OP units	$30,907	$34,664	$59,242	$65,979
Straight-line revenues	(6,203)	(11,084)	(11,226)	(22,952)
Amortization of lease contracts above and below market value	(853)	(535)	(1,832)	(1,071)
Compensation paid with Company common shares	1,639	1,517	3,673	2,923
AFFO	$25,490	$24,562	$49,857	$44,879
FFO attributable to common shares and OP units per share - diluted	$0.37	$0.42	$0.72	$0.80
AFFO per share - diluted	$0.31	$0.30	$0.60	$0.54
Weighted average common shares and OP units outstanding - diluted	82,623,517	82,439,136	82,588,508	82,411,583

(1) Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. The Company calculates FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income determined in accordance with GAAP, excluding extraordinary items as defined under GAAP, impairment charges on depreciable real estate assets and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company also presents FFO attributable to common shares and OP units, which is FFO excluding preferred stock dividends. FFO attributable to common shares and OP units per share is calculated on a basis consistent with net income attributable to common shares and OP units and reflects adjustments to net income for preferred stock dividends.
The Company uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared period over period, captures trends in occupancy rates, rental rates and operating expenses. The Company also believes that, as a widely recognized measure of the performance of equity REITs, FFO may be used by investors as a basis to compare the Company's operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of the Company's properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company's properties, all of which have real economic effects and could materially impact the Company's results from operations, the utility of FFO as a measure of the Company's performance is limited.
While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to the Company's FFO. Therefore, the Company believes that in order to facilitate a clear understanding of its historical operating results, FFO should be examined in conjunction with net income as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income or to cash flow from operating activities (each as computed in accordance with GAAP) or as an indicator of the Company's liquidity, nor is it indicative of funds available to meet the Company's cash needs, including its ability to pay dividends or make distributions.
The Company also presents FFO with supplemental adjustments to arrive at Adjusted FFO (“AFFO”). AFFO is FFO attributable to common shares and OP units excluding straight-line revenue, non-cash stock based compensation, gain or loss on derivative instruments, acquisition of service agreements, below market lease amortization net of above market lease amortization and early extinguishment of debt costs. AFFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow provided by operations as a measure of liquidity and is not necessarily indicative of funds available to fund the Company's cash needs including the Company's ability to pay dividends. In addition, AFFO may not be comparable to similarly titled measurements employed by other companies. The Company's management uses AFFO in management reports to provide a measure of REIT operating performance that can be compared to other companies using AFFO.

DUPONT FABROS TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands except share data)

	June 30, 2012	December 31, 2011
	(unaudited)
ASSETS
Income producing property:
Land	$73,197	$63,393
Buildings and improvements	2,312,187	2,123,377
	2,385,384	2,186,770
Less: accumulated depreciation	(283,673)	(242,245)
Net income producing property	2,101,711	1,944,525
Construction in progress and land held for development	161,245	320,611
Net real estate	2,262,956	2,265,136
Cash and cash equivalents	40,777	14,402
Restricted cash	19	174
Rents and other receivables	1,954	1,388
Deferred rent	138,088	126,862
Lease contracts above market value, net	10,805	11,352
Deferred costs, net	39,134	40,349
Prepaid expenses and other assets	28,709	31,708
Total assets	$2,522,442	$2,491,371
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Line of credit	$—	$20,000
Mortgage notes payable	142,200	144,800
Unsecured notes payable	550,000	550,000
Accounts payable and accrued liabilities	20,910	22,955
Construction costs payable	14,048	20,300
Accrued interest payable	2,584	2,528
Dividend and distribution payable	18,071	14,543
Lease contracts below market value, net	15,934	18,313
Prepaid rents and other liabilities	31,364	29,058
Total liabilities	795,111	822,497
Redeemable noncontrolling interests – operating partnership	537,847	461,739
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $.001 par value, 50,000,000 shares authorized:
Series A cumulative redeemable perpetual preferred stock, 7,400,000 issued and outstanding at June 30, 2012 and December 31, 2011	185,000	185,000
Series B cumulative redeemable perpetual preferred stock, 6,650,000 issued and outstanding at June 30, 2012 and 4,050,000 shares issued and outstanding at December 31, 2011	166,250	101,250
Common stock, $.001 par value, 250,000,000 shares authorized, 63,297,595 shares issued and outstanding at June 30, 2012 and 62,914,987 shares issued and outstanding at December 31, 2011	63	63
Additional paid in capital	838,171	927,902
Retained earnings (accumulated deficit)	—	(7,080)
Total stockholders’ equity	1,189,484	1,207,135
Total liabilities and stockholders’ equity	$2,522,442	$2,491,371

DUPONT FABROS TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Six months ended June 30,
	2012	2011
Cash flow from operating activities
Net income	$28,852	$39,906
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	44,354	36,204
Straight line rent	(11,226)	(22,952)
Amortization of deferred financing costs	1,803	1,146
Amortization of lease contracts above and below market value	(1,832)	(1,071)
Compensation paid with Company common shares	3,673	2,923
Changes in operating assets and liabilities
Restricted cash	155	223
Rents and other receivables	(566)	1,578
Deferred costs	(787)	(1,566)
Prepaid expenses and other assets	(3,738)	(738)
Accounts payable and accrued liabilities	(2,045)	(4,794)
Accrued interest payable	56	(35)
Prepaid rents and other liabilities	(110)	3,903
Net cash provided by operating activities	58,589	54,727
Cash flow from investing activities
Investments in real estate – development	(35,752)	(213,464)
Land acquisition costs	—	(9,507)
Interest capitalized for real estate under development	(1,533)	(14,654)
Improvements to real estate	(1,677)	(1,454)
Additions to non-real estate property	(55)	(88)
Net cash used in investing activities	(39,017)	(239,167)
Cash flow from financing activities
Issuance of preferred stock, net of offering costs	62,685	97,450
Line of credit:
Proceeds	15,000	—
Repayments	(35,000)	—
Mortgage notes payable:
Repayments	(2,600)	(2,600)
Return of escrowed proceeds	—	1,104
Exercises of stock options	868	596
Payments of financing costs	(2,081)	(218)
Dividends and distributions:
Common shares	(15,122)	(14,491)
Preferred shares	(12,384)	(8,180)
Redeemable noncontrolling interests – operating partnership	(4,563)	(5,146)
Net cash provided by financing activities	6,803	68,515
Net increase (decrease) in cash and cash equivalents	26,375	(115,925)
Cash and cash equivalents, beginning	14,402	226,950
Cash and cash equivalents, ending	$40,777	$111,025
Supplemental information:
Cash paid for interest	$26,014	$27,867
Deferred financing costs capitalized for real estate under development	$97	$697
Construction costs payable capitalized for real estate under development	$14,048	$48,048
Redemption of operating partnership units	$5,700	$25,100
Adjustments to redeemable noncontrolling interests - operating partnership	$83,333	$79,360

DUPONT FABROS TECHNOLOGY, INC.
Operating Properties
As of June 30, 2012

Property	Property Location	Year Built/ Renovated	Gross Building Area (2)	Raised Square Feet (3)	Critical Load MW (4)	% Leased(5)	% Commenced (5)
Stabilized (1)
ACC2	Ashburn, VA	2001/2005	87,000	53,000	10.4	100%	100%
ACC3	Ashburn, VA	2001/2006	147,000	80,000	13.9	100%	100%
ACC4	Ashburn, VA	2007	347,000	172,000	36.4	100%	100%
ACC5	Ashburn, VA	2009-2010	360,000	176,000	36.4	100%	100%
CH1 Phase I	Elk Grove Village, IL	2008	285,000	122,000	18.2	98%	98%
VA3	Reston, VA	2003	256,000	147,000	13.0	56%	56%
VA4	Bristow, VA	2005	230,000	90,000	9.6	100%	100%
Subtotal – stabilized			1,712,000	840,000	137.9	96%	96%
Completed not Stabilized
NJ1 Phase I	Piscataway, NJ	2010	180,000	88,000	18.2	36%	36%
ACC6 Phase I	Ashburn, VA	2011	131,000	66,000	13.0	83%	75%
SC1 Phase I	Santa Clara, CA	2011	180,000	88,000	18.2	44%	44%
CH1 Phase II (6)	Elk Grove Village, IL	2012	200,000	109,000	18.2	79%	57%
Subtotal – non-stabilized			691,000	351,000	67.6	59%	51%
Total Operating Properties			2,403,000	1,191,000	205.5	83%	81%

(1)	Stabilized operating properties are either 85% or more leased or have been in service for 24 months or greater.

(2)
Gross building area is the entire building area, including raised square footage (the portion of gross building area where the tenants’ computer servers are located), tenant common areas, areas controlled by the Company (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to the tenants.

(3)
Raised square footage is that portion of gross building area where the tenants locate their computer servers. The Company considers raised square footage to be the net rentable square footage in each of its facilities.

(4)
Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by tenants expressed in terms of megawatt, or MW, or kilowatt, or kW (1 MW is equal to 1,000 kW).

(5)
Percentage leased is expressed as a percentage of critical load that is subject to an executed lease. Percentage commenced is expressed as a percentage of critical load where the lease has commenced under generally accepted accounting principles. Leases executed as of June 30, 2012 represent $225 million of base rent on a straight-line basis and $215 million on a cash basis over the next twelve months.

(6)	As of July 25, 2012, CH1 Phase II is 64% commenced.

DUPONT FABROS TECHNOLOGY, INC.
Lease Expirations
As of June 30, 2012
The following table sets forth a summary schedule of lease expirations of the operating properties for each of the ten calendar years beginning with 2012. The information set forth in the table below assumes that tenants exercise no renewal options and takes into account tenants' early termination options.

Year of Lease Expiration	Number of Leases Expiring (1)	Raised Square Feet Expiring (in thousands) (2)	% of Leased Raised Square Feet	Total kW of Expiring Leases (3)	% of Leased kW	% of Annualized Base Rent
2012(4)	1	5	0.5%	1,138	0.7%	0.7%
2013	2	30	3.1%	3,030	1.8%	0.9%
2014	6	35	3.6%	6,287	3.7%	3.8%
2015	6	84	8.6%	16,250	9.5%	8.7%
2016	5	71	7.3%	11,640	6.8%	6.8%
2017	11	104	10.7%	19,195	11.2%	11.4%
2018	9	116	11.9%	23,840	13.9%	14.1%
2019	11	168	17.2%	31,035	18.1%	16.6%
2020	8	82	8.4%	13,895	8.1%	8.9%
2021	7	130	13.3%	21,669	12.6%	14.1%
After 2021	13	150	15.4%	23,384	13.6%	14.0%
Total	79	975	100%	171,363	100%	100%

(1)
Represents 33 tenants with 79 lease expiration dates, including three leases that have not yet commenced as of July 25, 2012 for one existing tenant. Top three tenants represent 49% of annualized base rent as of June 30, 2012.

(2)
Raised square footage is that portion of gross building area where the tenants locate their computer servers. The Company considers raised square footage to be the net rentable square footage in each of its facilities.

(3)	One MW is equal to 1,000 kW.

(4)	This lease has an option to terminate on six months notice. As of July 25, 2012, no notice has been received.

DUPONT FABROS TECHNOLOGY, INC.
Development Projects
As of June 30, 2012
($ in thousands)

Property	Property Location	Gross Building Area (1)	Raised Square Feet (2)	Critical Load MW (3)	Estimated Total Cost (4)	Construction in Progress & Land Held for Development (5)	% Pre-leased
Current Development Projects
ACC6 Phase II	Ashburn, VA	131,000	66,000	13.0	$120,000	$44,553	67%

Future Development Projects/Phases
SC1 Phase II	Santa Clara, CA	180,000	88,000	18.2		61,629
NJ1 Phase II	Piscataway, NJ	180,000	88,000	18.2		39,212
		360,000	176,000	36.4		100,841
Land Held for Development
ACC7 Phase I /II	Ashburn, VA	360,000	176,000	36.4		10,147
ACC8	Ashburn, VA	100,000	50,000	10.4		3,681
SC2 Phase I/II	Santa Clara, CA	300,000	171,000	36.4		2,023
		760,000	397,000	83.2		15,851
Total		1,251,000	639,000	132.6		$161,245

(1)
Gross building area is the entire building area, including raised square footage (the portion of gross building area where the tenants’ computer servers are located), tenant common areas, areas controlled by the Company (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to the tenants.

(2)
Raised square footage is that portion of gross building area where the tenants locate their computer servers. The Company considers raised square footage to be the net rentable square footage in each of its facilities.

(3)
Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by tenants expressed in terms of MW or kW (1 MW is equal to 1,000 kW).

(4)	Current development projects include land, capitalization for construction and development, capitalized interest and capitalized operating carrying costs, as applicable, upon completion.

(5)	Amount capitalized as of June 30, 2012. Future Phase II development projects include only land, shell, underground work and capitalized interest through Phase I opening.

DUPONT FABROS TECHNOLOGY, INC.
Debt Summary as of June 30, 2012
($ in thousands)

	Amounts	% of Total	Rates	Maturities (years)
Secured	$142,200	21%	3.2%	2.4
Unsecured	550,000	79%	8.5%	4.8
Total	$692,200	100%	7.4%	4.3
Fixed Rate Debt:
Unsecured Notes	$550,000	79%	8.5%	4.8
Fixed Rate Debt	550,000	79%	8.5%	4.8
Floating Rate Debt:
Unsecured Credit Facility	—	—	—%	3.7
ACC5 Term Loan	142,200	21%	3.2%	2.4
Floating Rate Debt	142,200	21%	3.2%	2.4
Total	$692,200	100%	7.4%	4.3

Note:	The Company capitalized interest and deferred financing cost amortization of $0.4 million and $1.6 million during the three and six months ended June 30, 2012, respectively.

Debt Maturity as of June 30, 2012
($ in thousands)

Year	Fixed Rate		Floating Rate		Total	% of Total	Rates
2012	—		2,600		2,600	0.4%	3.2%
2013	—		5,200		5,200	0.8%	3.2%
2014	—		134,400	(2)	134,400	19.4%	3.2%
2015	125,000	(1)	—		125,000	18.1%	8.5%
2016	125,000	(1)	—		125,000	18.1%	8.5%
2017	300,000	(1)	—		300,000	43.2%	8.5%
Total	$550,000		$142,200		$692,200	100%	7.4%

(1)	The Unsecured Notes have mandatory amortization payments due December 15 of each respective year.

(2)	Remaining principal payment due on December 2, 2014 with no extension option.

DUPONT FABROS TECHNOLOGY, INC.
Selected Unsecured Debt Metrics

	6/30/12	12/31/11
Interest Coverage Ratio (not less than 2.0)	3.8	3.5

Total Debt to Gross Asset Value (not to exceed 60%)	24.8%	26.3%

Secured Debt to Total Assets (not to exceed 40%)	5.1%	5.3%

Total Unsecured Assets to Unsecured Debt (not less than 150%)	344.5%	329.5%

These selected metrics relate to DuPont Fabros Technology, LP's outstanding unsecured debt. DuPont Fabros Technology, Inc. is the general partner of DuPont Fabros Technology, LP.

Capital Structure as of June 30, 2012
(in thousands except per share data)

Mortgage Notes Payable				$142,200
Unsecured Notes				550,000
Total Debt				692,200	20.4%
Common Shares	77%	63,298
Operating Partnership (“OP”) Units	23%	18,832
Total Shares and Units	100%	82,130
Common Share Price at June 30, 2012		$28.56
Common Share and OP Unit Capitalization			$2,345,633
Preferred Stock ($25 per share liquidation preference)			351,250
Total Equity				2,696,883	79.6%
Total Market Capitalization				$3,389,083	100.0%

DUPONT FABROS TECHNOLOGY, INC.
Common Share and OP Unit
Weighted Average Amounts Outstanding

	Q2 2012	Q2 2011	YTD Q2 2012	YTD Q2 2011
Weighted Average Amounts Outstanding for EPS Purposes:

Common Shares - basic	62,897,982	60,533,755	62,733,265	60,373,069
Shares issued from assumed conversion of:
- Restricted Shares	70,030	226,378	138,320	280,878
- Stock Options	781,712	817,328	777,327	826,822
- Performance Units	—	—	—	—
Total Common Shares - diluted	63,749,724	61,577,461	63,648,912	61,480,769

Weighted Average Amounts Outstanding for FFO and AFFO Purposes:

Common Shares - basic	62,897,982	60,533,755	62,733,265	60,373,069
OP Units - basic	18,873,793	20,861,675	18,939,596	20,930,814
Total Common Shares and OP Units	81,771,775	81,395,430	81,672,861	81,303,883
Shares and OP Units issued from
assumed conversion of:
- Restricted Shares	70,030	226,378	138,320	280,878
- Stock Options	781,712	817,328	777,327	826,822
- Performance Units	—	—	—	—
Total Common Shares and Units - diluted	82,623,517	82,439,136	82,588,508	82,411,583

Period Ending Amounts Outstanding:
Common Shares	63,297,595
OP Units	18,832,188
Total Common Shares and Units	82,129,783

DUPONT FABROS TECHNOLOGY, INC.
2012 Guidance as of July 25, 2012
The earnings guidance/projections provided below are based on current expectations and are forward-looking.

	Expected Q3 2012 per share	Expected 2012 per share
Net income per common share and unit - diluted	$0.10 to $0.13	$0.39 to $0.46
Depreciation and amortization, net	0.27	1.08

FFO per share - diluted (1)	$0.37 to $0.40	$1.47 to $1.54

2012 Debt Assumptions

Weighted average debt outstanding	$692.5 million
Weighted average interest rate	7.54%

Total interest costs	$52.2 million
Amortization of deferred financing costs	3.8 million
Interest expense capitalized	(4.4) million
Deferred financing costs amortization capitalized	(0.3) million
Total interest expense after capitalization	$51.3 million

2012 Other Guidance Assumptions

Total revenues	$325 to $340 million
Base rent (included in total revenues)	$222 to $230 million
Straight-line revenues (included in base rent)	$21 to $25 million
General and administrative expense	$18 million
Investments in real estate - development (2)	$100 million
Improvements to real estate excluding development	$4 million
Preferred stock dividends	$27 million
Annualized common stock dividend	$0.60 per share
Weighted average common shares and OP units - diluted	83 million

(1)	For information regarding FFO, see “Reconciliations of Net Income to FFO and AFFO” on page 6 of this earnings release.

(2)	Includes CH1 Phase II completion costs and $65 million of 2012 cash to build ACC6 Phase II.